SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2001

                            TARGITINTERACTIVE, INC.
                            -----------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       000-27391                    51-0347728
      --------                       ---------                    ----------
(State or other jurisdiction     (Commission File               (IRS Employer
 of Incorporation)                Number)                        Number)

155 Commerce Way, Portsmouth, New Hampshire 03801
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (603) 766-8300



         (Former name or former address, if changed since last report)

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Item 1. Changes in Control of Registrant.

        None.

Item 2. Acquisition or Disposition of Assets.

        None.

Item 3. Bankruptcy or Receivership.

        None.

Item 4. Changes in Registrant's Certifying Accountant.

        On September 13, 2001, the Company dismissed Margolies, Fink & Wichrowski, Pompano Beach, Florida, as its independent accountant. Except as provided in the next sentence, the reports of Margolies, Fink & Wichrowski, on the financial statements of the Company for the two fiscal years ended December 31, 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of Margolies, Fink & Wichrowski dated March 10, 2000, and March 31, 2001, for the years ended December 31, 1999, and December 31, 2000, each contained a going concern opinion. In connection with the Company's audits for the fiscal years ended December 31, 1999 and 2000, and through September 13, 2001, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in their report on the financial statements for such year. The Company does not believe that during the two years ended December 31, 2000, and through September 13, 2001, there were any reportable events (as defined in Regulation S-B, Item 304(a)(1)(iv)) with Margolies, Fink & Wichrowski. Pursuant to Regulation S-B, Item 304(a)(3), the Company has filed with this Report a letter addressed to the Securities and Exchange Commission by Margolies, Fink & Wichrowski, stating that that firm agrees with the above statements.

Item 5. Other Events.

        None.

Item 6. Resignations of Registrant's Directors.

        None.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        The letter of Margolies, Fink & Wichrowski dated September September 17, 2001, addressed to the Commission pursuant to Item 4 of this Form and Regulation S-B, Item 304(a)(3) is filed with this Report.

Item 8. Change in Fiscal Year.

        None.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

        None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned herein duly authorized.

                                    TARGITINTERACTIVE, INC.

Dated: September 17, 2001           By:     /s/ Noel J. Guillama
                                            --------------------------
                                            Noel J. Guillama, Chairman